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                                   EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Hemagen Diagnostics, Inc.
Columbia, MD

          We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statements on Form S-3 (Nos. 33-80009, 333-06147, 33-40606 and the Registration Statement on Form S-8 file No 333-03718) of our report dated November 8, 2002 (except for the second paragraph of Note 16 as which the date is December 20, 2002), relating to the consolidated financial statements of Hemagen Diagnostics, Inc. appearing in Hemagen's Annual Report on Form 10-KSB for the year ended September 30, 2002.

Grant Thornton, LLP
Baltimore, Maryland
December 23, 2002